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                             THE CHUBB CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Principal subsidiaries at December 31, 1993 of the The Chubb Corporation, a New Jersey Corporation, and their subsidiaries (indented), together with the percentages of ownership, are set forth below.

                                                                                PERCENTAGE
                                                                                    OF
                                                                PLACE OF        SECURITIES
                          COMPANY                             INCORPORATION       OWNED*
                          -------                             -------------     -----------
Federal Insurance Company..................................   Indiana               100%
     Vigilant Insurance Company............................   New York              100
          Chubb Insurance Company of Australia, Limited....   Australia             100
     Pacific Indemnity Company.............................   California            100
          Texas Pacific Indemnity Company..................   Texas                 100
          Northwestern Pacific Indemnity Company...........   Oregon                100
     Great Northern Insurance Company......................   Minnesota             100
     Chubb Insurance Company of New Jersey.................   New Jersey            100
     Chubb Custom Insurance Company........................   Delaware              100
     Chubb National Insurance Company......................   Indiana               100
     CC Canada Holdings Ltd................................   Canada                100
          Chubb Insurance Company of Canada................   Canada                100
     Chubb Insurance Company of Europe, S.A................   Belgium               100
     Bellemead Development Corporation.....................   Delaware              100
Chubb Atlantic Indemnity Ltd. .............................   Bermuda               100
Chubb Life Insurance Company of America....................   New Hampshire         100
     The Colonial Life Insurance Company of America........   New Jersey            100
     Chubb Sovereign Life Insurance Company................   California            100
     Chubb America Service Corporation.....................   New Hampshire         100
Chubb & Son Inc............................................   New York              100
Chubb Capital Corporation..................................   New Jersey            100

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* Includes directors' qualifying shares.

     Certain other subsidiaries of the Corporation and its consolidated subsidiaries have been omitted since, in the aggregate, they would not constitute a significant subsidiary.